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                                                                 EXHIBIT 10.19


                                SERVICE AGREEMENT



         This Service Agreement ("Agreement") is entered into by and between Intron Therapeutics, Inc., a Delaware corporation, ("Intron") and Domecq Technologies, Inc., a Texas corporation ("Domecq").

         1. Term of Service. Intron hereby employs Domecq and Domecq hereby accepts retainer with Intron beginning on July 1, 1994, the ("Commencement Date") and ending on the earlier of the third anniversary of the Commencement Date or termination of this agreement as provided in Section 6 hereof. This Agreement shall be automatically renewed for an additional one year term upon the third anniversary and each subsequent anniversary hereof, unless either party gives notice of termination before such anniversary.

         2. Duties and Responsibilities. During the term hereof, Domecq shall be retained to provide services by and for the benefit of Intron. Domecq agrees to provide the services of David G. Nance ("Nance") to serve Intron as president and chief executive officer, or in such other capacity as designated by Intron's board of directors. Nance shall devote such time and attention as Nance determines may in good faith be required by Intron for the performance of those duties designated by Intron from time to time, which duties shall initially include managing and operating the corporation. Intron recognizes that Nance is engaged in other business activities, including, but not limited to, serving as managing partner of Texas Biomedical Development Partners, as officer and director of Technology Capital Corporation, President of Domecq Technologies, Inc., and as an officer, director, partner or trustee of other entities. Nance shall be permitted to continue these activities.

         3. Compensation. Domecq shall receive and Intron shall pay to Domecq during the term of this Agreement the amount of $175,000 per calendar year, payable in semi-monthly installments. Upon mutual agreement by Intron and Domecq, all or part of said compensation may be paid in Intron's stock or options for such stock, at such valuation as may be agreed by the parties. Failure of Intron to pay any amount due hereunder shall not be deemed a waiver of such payment, which amount shall accrue and continue as a liability of Intron to Domecq.

         4. Business Expenses. Domecq or Nance shall be reimbursed for reasonable business expenses incurred in the performance of services hereunder at such times and in such amounts as shall be determined to be reasonable by Intron. Domecq or Nance shall keep accurate records and receipts reflecting expenses so incurred and shall furnish Intron with any and all supporting documentation of such expenses at the request of Intron.

         5. Vacations and Sick Leave. During the term of this Agreement, Nance shall be entitled to reasonable periods of vacation and sick leave with full payment as determined by Intron from time to time.


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         6. Termination of Agreement.

            a . This Agreement and Domecq's retainer with Intron shall terminate upon the occurrence of any of the following events:

                 (i)   Termination by Intron for a cause;

                (ii)   Death of Nance; or

               (iii)   Permanent Disability (as defined herein) of Nance.

            b. For purposes of this Section 6, termination "for cause" shall include:

                 (i) Willful misconduct or breach of his fiduciary duties to Intron established by clear and convincing evidence;

                (ii)   intentional failure to perform stated duties;

               (iii) willful and knowing violation of any law, rule, or regulation involving moral turpitude; or

                (iv) A material and intentional breach of any provision of this Agreement.

            c. For purposes of this Section 6, "Permanent Disability" shall mean when the Intron in its reasonable discretion shall find, on the basis of clear and convincing medical evidence, that Nance, because of a mental or physical condition, is unable to carry out the duties of his employment with Intron and that such condition will in reasonable medical probability continue during the remainder of Nance's life.

         7. Non-Disclosure Agreement. Domecq and Nance hereby expressly acknowledge that pursuant to this Service Agreement, Domecq or Nance may obtain or be given access to certain information, documents and records of a confidential or proprietary nature with respect to the Intron and its business, prospects, licensors, customers, agents competitors and suppliers. Domecq and Nance further acknowledge that the unauthorized use or disclosure of any such information both during and after the term of this Agreement could seriously damage and interfere with Intron's business and business prospects. Accordingly, Domecq and Nance hereby expressly covenant and agree with Intron, that Domecq and Nance are in a fiduciary relationship with Intron, and as such, shall treat all information, records and confidences, including but not limited to prospect and customer lists, computer software and programs, contracts (including this Agreement) patent applications, patents and all other written documents pertaining to any business of Intron, and any other agreements between Intron and its respective employees, agents, or contractors, all support data related to or used in conjunction with the business of Intron, and any other information which Intron has provided to or which Domecq or Nance may obtain or generate or may have already obtained or generated in organizing and starting Intron or in fulfilling Domecq's services under this


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Agreement as CONFIDENT AND PROPRIETARY in nature. Domecq and Nance further covenant and agree not to copy, reproduce, disclose or distribute any such materials or information at any time without Intron's prior written consent, which consent may be withdrawn at any time. Domecq further agrees that upon termination of this Agreement Domecq and Nance will not at any time disclose to any third party any of the information described above. Domecq agrees that all of the aforementioned information and materials are the exclusive property of Intron and agrees not to use or disclose such confidential information at any time either prior to or after the termination of this Agreement except as specifically provided for herein. Domecq agrees that Intron shall be entitled to an injunction to restrain Domecq and Nance from the commission of any of the acts prohibited by this paragraph; provided, however, that nothing herein shall be construed as prohibiting Intron from pursuing any other remedies available to it for any breach or any threatened breach by Domecq of the provisions of this paragraph and the fiduciary relationship described herein. This covenant shall be effective immediately upon execution hereof, and shall be applicable to all such documents and information given or disclosed to Domecq prior to or after the date of execution hereof.

         8. Indemnity. Should any claim or cause of action be asserted against Domecq arising out of or in connection with any act or omission of Domecq or Nance which occurs during or as a result of performance by Domecq or Nance of duties and provided that the act or omission occurred or is alleged to have occurred while Domecq or Nance were acting in good faith within the scope of service to Intron, and not contrary to any instructions or policy of Intron, Intron will indemnify and hold harmless Domecq and Nance from all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, attorney's fees and costs of court.

         9. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect hereto.

         10. Modification. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless such change or modification or waiver shall be in writing and signed by the parties hereto.

         11. Governing Law. This Agreement and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Texas shall be performable in Travis County, Texas.

         12. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one in the same document.

         13. Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.


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         14. Estate. If Nance dies prior to the expiration of the term of employment, any moneys or corporate shares that may be due him from the Intron under this Agreement as of the date of his death shall be paid to Domecq.

         15. Assignment. Intron shall have the right to assign this Agreement to its successors or assigns, provided that all covenants and agreements contained herein shall be enforceable against Intron's successors or assigns. The terms "successors" and "assigns" shall include any person, corporation, partnership or other entity that buys all or substantially all of Intron's assets or all of its stock, or with which Intron merges or consolidates. The rights, duties and benefits to Domecq hereunder are personal to Domecq, and no such right or benefit may be assigned by Domecq.

         16. Binding Effect. This Agreement shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns.

         17. Waiver of Breach. The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective July 1, 1994, (the "Commencement Date").



                                         INTRON THERAPEUTICS, INC.


                                         By: /s/ JOHN N. KAPOOR
                                             -----------------------------------
                                                 John N. Kapoor, Director


                                         DOMECQ TECHNOLOGIES, INC.


                                         By: /s/ DAVID G. NANCE
                                             -----------------------------------
                                                 David G. Nance, President




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